Exhibit 99.d2

STOCK PURCHASE AGREEMENT

Dated January 12, 2009

The parties to this Stock Purchase Agreement (this “Agreement”) are Park City Group, Inc., a Nevada corporation (the “Company”), and the Shareholder named on the signature page of this Agreement (the “Shareholder”).

(i) Upon execution and delivery of this Agreement the Company is  acquiring from the Shareholder _______ shares of Series E Convertible Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”), of Prescient Applied Intelligence, Inc., a Delaware corporation (the “Target”), upon payment of __________ dollars.

The Company and the Shareholder are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Sections 4(1) and 4(2) of the Securities Act of 1933 (the “Securities Act”).

(ii) Accordingly, the parties agree as follows:

1.           The Purchase.                                            Simultaneously with the execution and delivery of this Agreement:

(a)   the Shareholder is assigning, transferring, and conveying to the Company all its ownership and other rights in respect of, and is delivering to the Company certificates evidencing the Series E Preferred Stock (the “Securities”), free and clear of any lien, encumbrance and right of first refusal of any kind (except for that certain Lock-up and Voting Agreement dated as of August __, 2008 between Shareholder and Company (the “LV Agreement”) and any restrictions imposed by federal and state securities laws); and

(b)  the Company is delivering to the Shareholder, by wire transfer, the sum of $_______.

The closing of the transactions described above is taking place after the execution and delivery of this Agreement at the office of the Company at 3160 Pinebrook Road, Park City, Utah 84098 at 9:00 a.m. on or before August __, 2009.

2.           Representations and Warranties

2.1 Representations and Warranties of the Company. The Company represents and warrants to the Shareholder as follows:

(a)   Organization.  The Company is validly existing and in good standing under the law of the state of Nevada, with the requisite corporate power and authority to own and use its properties and to carry on its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” shall mean (i) any event affecting the business, results of operations, assets or financial condition of the Company or its subsidiaries that is material and adverse to the Company and its consolidated subsidiaries, when taken as a whole, and/or (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this agreement in any material respect.

(b)  Authorization; Enforcement.  The Company has the requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement.  The execution, delivery, and performance of its obligations under this Agreement has been duly authorized by all necessary corporate action by the Company.  This Agreement has been duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws.

                      (c)   No Conflicts.  The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by it do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default (or an event that, with notice or lapse of time, or both, would become a default) under, any agreement or instrument to which the Company is a party or by which any property or asset of the Company is bound or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, or decree of any court or governmental authority to which the Company is subject  or by which any material property or asset of the Company is bound.

                      (d)   Brokers’ Fees.  The Shareholder shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any broker or other person or entity for brokerage or similar fees in connection with the transaction contemplated by this Agreement.

(e)           No Consents.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the purchase of the Securities or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission or pursuant to any state or “blue sky” securities laws subsequent to the closing of the transactions contemplated by this Agreement).

(f)   Litigation.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant thereto.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

(g)   Compliance with Securities Laws.  The Company has complied and will comply with all applicable federal and state securities laws in connection with the purchase of the Securities hereunder.  The Company acknowledges that the Securities were not offered to it by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, Internet website or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which representatives of the Company were invited by any of the foregoing means of communications.  The Company, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h)   Acquisition for Investment.  The Company is purchasing the Securities solely for its own account and not with a view to, or for sale in connection with, public sale or distribution thereof.  The Company does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, the Company does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  The Company acknowledges that it (i) has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Target, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Target and its subsidiaries and to the partners and officers of the Target and its subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(i)    Rule 144.  The Company understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available.  The Company acknowledges that it is familiar with Rule 144 of the rules and regulations of the Securities and Exchange Commission (the “Commission”), as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that it has been advised that Rule 144 permits resales only under certain circumstances.  The Company understands that to the extent that Rule 144 is not available, the Company will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(j)   Accredited Investor.  The Company is an “accredited investor” (as defined in Rule 501 of Regulation D), and the Company has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  The Company acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(k)  General.  The Company understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Shareholder is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein in order to determine the applicability of such exemptions and the suitability of the Company to acquire the Securities.  The Company understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

2.2   Representations and Warranties of the Shareholder.  The Shareholder represents and warrants to the Company as follows:

(a)   Ownership of Securities; Agreements.  The Securities are being assigned, transferred, and conveyed to the Company are owned by the Shareholder free and clear of any lien, and are not subject to any voting, transfer, or other restriction, encumbrance, or agreement of any kind whatsoever, except for the LV Agreement and any restrictions imposed by federal and state securities laws.

(b)  Enforcement.  This Agreement has been duly executed by the Shareholder and constitutes the valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws.

3.           Miscellaneous

                      (a)      Amendments to this Agreement.  No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event bind a party, unless the same shall be in writing and signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                      (b)    Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent, or delivered at or to the address or facsimile number of the respective party or parties set forth on the signature page hereof, or at or to such other address or facsimile number as such party or parties shall have designated by 10 days’ advance written notice to the other party or parties.  All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iii) if sent by facsimile, when sent.

                      (c)      No Waiver.  No failure on the part of a party to this Agreement to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

                      (d)    Benefits of Agreement.  This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

                      (e)    Governing Law; Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws.  Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  Each party waives its right to a trial by jury.  Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                      (f)    Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

                      (g)   Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

                      (h)  Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions, or understandings, oral or written, with respect thereto.

PARK CITY GROUP, INC.

By:
_____________________________________
John Merrill, CFO

Address:

3160 Pinebrook Road Park City, Utah 84098 Facsimile: (435) 645-2010
SHAREHOLDER:

___________________________________